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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") of Excelsior Funds of our report dated October 27, 1998, relating to the financial statements and financial highlights of Excelsior Institutional Money Fund appearing in the August 31, 1998 Annual Report to Shareholders of Excelsior Institutional Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


                                                /s/ PricewaterhouseCoopers LLP
                                                ------------------------------
                                                PricewaterhouseCoopers LLP
                                                Boston, Massachusetts
                                                November 24, 1998